UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SABLE OFFSHORE CORP. (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, TX 77002
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2025 at 8:00 a.m., Eastern Daylight Time
via online webcast at www.virtualshareholdermeeting.com/SOC2025
Dear Stockholder:

We are pleased to invite you to attend the 2025 Annual Meeting of Stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) of Sable Offshore Corp., a Delaware corporation (“Sable”, “Company”, or “we”), to be held on Wednesday, June 11, 2025 at 8:00 a.m., Eastern Daylight Time in a virtual-only format, via live webcast at www.virtualshareholdermeeting.com/SOC2025.

We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.To elect one Class I director, Michael Dillard, to hold office until our 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal;
2.To ratify the appointment of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.To conduct any other business properly brought before the Annual Meeting.

Our board of directors has fixed the close of business on April 14, 2025 as the record date (the “Record Date”) for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

In seeking to reduce costs, we are primarily furnishing proxy materials to our stockholders electronically as permitted by the U.S. Securities and Exchange Commission. Unless an election has been affirmatively made to receive printed paper copies of the materials by mail, stockholders will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials free of charge over the Internet. On or about April 17, 2025, we expect to mail the Notice to our stockholders of record as of the Record Date.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2025:

The proxy statement for the Annual Meeting and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available free of charge at www.proxyvote.com. You will be asked to enter the 16-digit control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote in advance via the Internet, telephone or mail. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote during the meeting, you must follow the instructions from your broker, bank or other nominee.
By Order of the Board of Directors
James C. Flores
Chairman of the Board and Chief Executive Officer

2025 PROXY STATEMENT

SABLE OFFSHORE CORP.
845 Texas Avenue, Suite 2920
Houston, TX 77002

PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, June 11, 2025 at 8:00 a.m. Eastern Daylight Time

Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (including any adjournments, continuations or postponements thereof, the “Annual Meeting”) of Sable Offshore Corp., a Delaware corporation (“Sable” or the “Company”) for the purposes set forth in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares. The Annual Meeting will be held virtually on June 11, 2025 at 8:00 a.m. (Eastern Daylight Time) via online webcast at www.virtualshareholdermeeting.com/SOC2025.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are providing our stockholders access to our proxy materials and other Annual Meeting materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided electronically to all stockholders entitled to vote at the Annual Meeting on or about April 17, 2025, unless a stockholder has previously requested printed materials. If you held shares of our Common Stock, $0.0001 par value (“Common Stock”), as of the close of business on April 14, 2025 (the “Record Date”), you are entitled to vote on the proposals described in this proxy statement. Stockholders will have the ability to access the proxy materials and our 2024 Annual Report on Form 10-K on a website referred to in the Notice or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice. The Notice contains instructions on how you can vote on the Internet or by telephone. You will need the 16-digit control number provided on the Notice or your proxy card (if applicable) to vote.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement and references to our website address in this Proxy Statement are inactive textual references only.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•Proposal One: Election of one Class I director, Michael Dillard, to hold office until our 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal; and

•Proposal Two: Ratification of the appointment of Ham, Langston & Brezina, L.L.P. (“HL&B” or “Ham, Langston & Brezina”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What are the voting recommendations of our board of directors?

Our board of directors recommends that you vote “FOR” the director nominee named in Proposal One, and “FOR” the ratification of the appointment of HL&B as our independent registered public accounting firm as described in Proposal Two.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials, including this proxy statement and our 2024 Annual Report on Form 10-K, to our stockholders over the internet where permitted. Accordingly, if we have sent you the Notice, you will not receive a printed copy of this proxy statement and related materials (the “proxy materials”) in the mail unless you specifically request them. All stockholders have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

The Notice will be mailed on or about April 17, 2025 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Holders of our Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of April 14, 2025, there were 89,338,358 shares of our Common Stock outstanding. Holders of our Common Stock may vote on all matters described in this proxy statement for which their vote is being solicited. Each share of Common Stock is entitled to one vote on each proposal.

Stockholder of Record: Shares Registered in Your Name. If, as of the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (“EQ”) then you are a stockholder of record. As a stockholder of record, you may vote electronically during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card if one is mailed to you.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank or Other Nominee. If, as of the close of business on the Record Date, your shares were held not in your name, but on your behalf by a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that nominee. Those shares will be reported as being held by the nominee (e.g., your brokerage firm) in the system of record used for identifying stockholders. As a beneficial owner of the shares, you are invited to attend the Annual Meeting, and you have the right to direct your brokerage firm, bank or other nominee regarding how to vote the shares in your account.

Will a list of stockholders of record as of the Record Date be available?

A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 845 Texas Avenue, Suite 2920, Houston, TX 77002 for ten days before the Annual Meeting. If you would like to schedule an appointment to examine the stockholder list during this period, please email board@sableoffshore.com.

How do I vote?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (i) by attending the virtual Annual Meeting via online webcast at www.virtualshareholdermeeting.com/SOC2025, where you may vote electronically or (ii) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend virtually and vote electronically during the meeting. In such case, your previously submitted proxy will be disregarded. For more information, see the question below titled “Can I change my vote or revoke my proxy after submitting a proxy?”

•To vote in advance of the Annual Meeting (i) through the internet, go to www.proxyvote.com to complete an electronic proxy card, or (ii) by telephone, call 1-800-690-6903. You will be asked to provide the control number from the Notice, proxy card or instructions that accompanied your proxy materials. Votes over the internet or by telephone must be received by 11:59 p.m. (Central Time) on June 6, 2025 to be counted.

•To vote in advance of the Annual Meeting using a printed proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us by the close of business on the day prior to the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Held on Your Behalf by a Brokerage Firm, Bank, or Other Nominee. If you are a beneficial owner of shares held on your behalf by a brokerage firm, bank or other nominee, you should receive a Notice containing voting instructions from that nominee rather than from us. To vote electronically during the Annual Meeting, you must follow the instructions from such nominee.

Who will count the votes?

Broadridge Financial Services will tabulate and certify the votes. A representative of Broadridge will serve as an inspector of election.

How many votes do I have?

Holders of our Common Stock will have one vote per share held as of the close of business on the Record Date. Holders of our Common Stock will vote on all matters described in this proxy statement for which their vote is being solicited.

What if another matter is properly brought before the Annual Meeting?

Our board of directors does not intend to bring any other matters to be voted on at the Annual Meeting, and currently knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or electronically during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote or revoke my proxy after submitting a proxy?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting in any one of the following ways:

•Submit another properly completed proxy card with a later date.

•Grant a subsequent proxy by telephone or through the internet.

•Send a timely written notice that you are revoking your proxy to our Corporate Secretary at 845 Texas Avenue, Suite 2920, Houston, TX 77002, Attention: Corporate Secretary.

•Attend the Annual Meeting virtually via online webcast at www.virtualshareholdermeeting.com/SOC2025 and vote during the meeting. Simply attending the Annual Meeting will not, by itself, change your vote or revoke your proxy. Even if you plan to attend the virtual Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the virtual Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

•If you are a beneficial owner and your shares are held in “street name” on your behalf by a brokerage firm, bank or other nominee, you should follow the instructions provided by that nominee.

•Your most recent proxy card or internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote at the Annual Meeting.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing a proxy card or electronically during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with our board of directors’ recommendations:

•“FOR” the election of the one Class I director nominee; and

•“FOR” the ratification of the appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my brokerage firm, bank or other nominee with voting instructions, what happens?

If you are a beneficial owner and do not instruct your brokerage firm, bank or other nominee how to vote your shares, your shares will be considered “uninstructed” and the question of whether your nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokerage firms, banks and other nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as elections of directors (even if not contested), mergers, stockholder proposals, executive compensation and certain corporate governance proposals, even if management-supported. The only routine matter to be presented at our Annual Meeting is the proposal to ratify the appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal Two). The election of the one Class I director (Proposal One) is a non-routine matter.

Accordingly, your brokerage firm, bank or other nominee may vote your shares on Proposal Two, which is considered “routine,” without your instructions. Your brokerage firm, bank or other nominee may not, however, vote your shares on Proposal One without your instructions, which would result in a “broker non-vote” and your shares would not be counted as having been voted on Proposal One. Please instruct your brokerage firm, bank or other nominee to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting virtually, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your brokerage firm, bank or other nominee by the deadline provided in the materials you receive from your nominee.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank or other nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the brokerage firm, bank or other nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

Proposal One. Directors are elected by a plurality vote. “Plurality” means that the one Class I director nominee who receives the largest number of votes cast “FOR” such nominee will be elected as director. As a result, any shares not voted “FOR” the nominee, whether as a result of a “WITHHOLD” vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR” or “WITHHOLD” on the one Class I director nominee.

Proposal Two. The ratification of the appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2025 requires the majority of the votes cast by the stockholders present virtually or represented by proxy at the meeting and entitled to vote thereon. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions will not be treated as votes cast for or against the proposal, and thus, will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting are present at the Annual Meeting either by virtual in-person attendance or by proxy.

Your shares will be counted as present only if you submit a valid proxy (or one is submitted on your behalf by your brokerage, bank or other nominee) or if you attend the virtual Annual Meeting. Abstentions and broker non-votes are counted as present or represented and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the Annual Meeting may adjourn the Annual Meeting to a later date.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials for the 2026 annual meeting of stockholders. To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing by December 19, 2025, to our Corporate Secretary at 845 Texas Avenue, Suite 2920, Houston, TX 77002, Attention: Corporate Secretary.

Requirements for stockholder proposals or nominations to be brought before the 2026 annual meeting of stockholders. Our amended and restated bylaws provide that, for stockholder proposals and nominations that are not to be included in next year’s proxy materials to be considered at an annual meeting, stockholders must give timely advance written notice thereof to our Corporate Secretary at 845 Texas Avenue, Suite 2920, Houston, TX 77002, Attention: Corporate Secretary. In order to be considered timely under our bylaws and, for director nominations, under Rule 14a-19 under the Exchange Act, notice of a proposal or a director nomination for consideration at the 2026 annual meeting of stockholders that is not to be included in next year’s proxy materials must be received by our Corporate Secretary in writing not later than the close of business on March 13, 2026 nor earlier than the close of business on February 11, 2026. However, if our 2026 annual meeting of stockholders is held more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, the notice must be received not earlier than the close of business on the 120th day prior to the 2026 annual meeting of stockholders, and not later than the later of the close of business on (x) the 90th day prior to the 2026 annual meeting of stockholders or (y) the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made. Any such notice to our Corporate Secretary must include the information required by our amended and restated bylaws.

In addition, stockholders who intend to solicit proxies in support of director nominees other than Sable’s nominees must also comply with the additional requirements of Rule 14a-19(b) and (c).

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies virtually, by telephone or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other nominees for the cost of forwarding proxy materials to beneficial owners. If you choose to access the proxy materials and/or vote over the internet, you are responsible for any internet access charges you may incur.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

The following table sets forth, for the Class I nominee for election at the Annual Meeting and our other directors who will continue in office after the Annual Meeting, their ages, independence and position held as of April 17, 2025:

Name	Age	Independent	Position
Class I director nominee[1]
Michael Dillard[2]	66	☑	Director
Class II director[1]
Gregory Pipkin[3]	65	☑	Director
Class III directors[1]
James C. Flores	65		Chairman and Chief Executive Officer
Christoper Sarofim[4]	61	☑	Director
(1)    The Class I director nominee is standing for election at the Annual Meeting and, if elected, will continue in office until the 2028 annual meeting of stockholders. The Class II directors will continue in office until the 2026 annual meeting of the stockholders, and the Class III directors will continue in office until the 2027 annual meeting of stockholders.
(2)    Member and Chair of our Nominating and Corporate Governance Committee. Member of our Audit Committee and Compensation Committee.
(3)    Member and Chair of our Compensation Committee. Member of our Audit Committee and Nominating and Corporate Governance Committee.
(4)    Member and Chair of our Audit Committee. Member of our Compensation Committee and our Nominating and Corporate Governance Committee.

Set forth below is biographical information for each person whose term of office as a director will continue after the Annual Meeting. Biographical information for the Class I director nominee is set forth under the heading “Proposal One: Election of Directors” below.

Continuing Directors

Gregory Pipkin, 65, has been a director of Sable since February 2024. Prior to that, he served as a director of Flame Acquisition Corp. (“Flame”) from March 2021 to February 2024. Since November 2016, he has been a Senior Managing Director with the investment and advisory firm of NRI Energy Partners. Prior to NRI Energy Partners, Mr. Pipkin served as the co-head and Managing Director of the Houston office of the Barclays Natural Resources Group for Barclays PLC, from September 2008 to November 2016. Mr. Pipkin was a board member of Family Legacy Missions International, a mission in Lusaka, Zambia that educates and feeds impoverished and orphaned children. Mr. Pipkin also serves on the board of Morningstar Partners LP, an oil and gas producer primarily in the central basin platform in the Permian basin, Texas. Mr. Pipkin received a B.S. degree in chemical engineering and an M.B.A. degree in Business Administration from the University of Texas at Austin. We believe Mr. Pipkin is qualified to serve on our board of directors due to his extensive investment experience in the energy industry.

James C. Flores, 65, has been our Chairman and Chief Executive officer since February 2024. Prior to that, Mr. Flores served as Flame’s co-founder, Chief Executive officer and Chairman of its board of directors from its inception to February 2024. From its inception to March 3, 2023, he also served as Flame’s President. From May 2017 until February 2021, Mr. Flores served as President, Chief Executive Officer and Chairman of Sable Permian Resources, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Sable Permian Resources filed a voluntary petition for bankruptcy on June 25, 2020 and emerged from bankruptcy on February 1, 2021. Prior to Sable Permian Resources, Mr. Flores served as Vice Chairman of Freeport-McMoRan, Inc. and CEO of Freeport-McMoRan Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc., the world’s largest publicly traded copper producer, from June 2013 until April 2016. From 2001 until 2013, Mr. Flores was the Chairman, CEO and President of Plains Exploration & Production Company and Chairman and CEO of Plains Resources Inc. From 1994 until 2000, Mr. Flores was also the Chairman and CEO of Flores & Rucks, Inc. which, after several acquisitions, was later renamed Ocean Energy Inc. prior to its sale to Devon Energy Corporation. Since

1982, Mr. Flores has had an extensive career in the oil and gas industry in the roles of Chairman, Chief Executive Officer, and President of four public and one private oil & gas exploration and production companies. He is a member of the National Petroleum Council, serves as Trustee for the Baylor College of Medicine and is a Director for the Waterfowl Research Foundation. He was recognized as Executive of the Year in 2004 in Oil and Gas Investor magazine. Mr. Flores received a B.S. degree in corporate finance and petroleum land management from Louisiana State University. We believe Mr. Flores is qualified to serve on our board of directors due to his more than 40 years in the oil and gas industry, including as Chief Executive Officer of several public companies. Mr. Flores is the father of J. Caldwell Flores, who is the President of Sable.

Christoper Sarofim, 61, has been a director of Sable since February 2024. Prior to that, he served as a director of Flame from March 2021 to February 2024. Mr. Sarofim is the Chairman and a member of the Board of Directors of Fayez Sarofim & Co., an SEC-registered investment advisory firm based in Houston, Texas. Mr. Sarofim joined the firm in 1988 and has been a member of its board since August 2014. Additionally, he serves on the firm’s Executive, Finance and Investment Committees. Mr. Sarofim shares portfolio management responsibilities for numerous separate accounts advised by the firm and is a co-manager of several mutual funds Fayez Sarofim & Co. sub-advises for BNY Mellon. Prior to joining Fayez Sarofim & Co., he was employed with Goldman Sachs & Co. LLC in corporate finance. In addition to his work at Fayez Sarofim & Co., Mr. Sarofim serves on the boards of Kemper Corp. (NYSE: KMPR), Highland Resources Inc. and Wood Partners. Mr. Sarofim is the Chairman and a member of the Board of Trustees of The Sarofim Foundation, a member of the Board of Trustees of The Brown Foundation, Inc., Baylor College of Medicine, and serves on the MD Anderson Cancer Center Board of Visitors. Mr. Sarofim received an A.B. degree in History from Princeton University in 1986. We believe Mr. Sarofim is qualified to serve on our board of directors due to his extensive investment advisory background, board experience, and financial market and securities analysis expertise.

Director Independence

Our Common Stock is listed on New York Stock Exchange (“NYSE”) and under the listing rules of NYSE subject to specified exceptions, independent directors must comprise a majority of a listed company’s board of directors, and each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be independent. Under NYSE listing rules, a director will only qualify as an “independent director” if, among other things, the listed company’s board of directors affirmatively determines that the director does not have a relationship which, in the opinion of the listed company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors have determined that Messrs. Dillard, Pipkin and Sarofim (the “Sable Independent Directors”), representing 75% of Sable’s directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the NYSE Listed Company Manual. In making these determinations, our board of directors have considered the current and prior relationships that each non-employee director has with Sable and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of Sable capital stock by each non-employee director, and the transactions involving them described in the section entitled “Related Person Transactions.”

Corporate Governance

Our corporate governance is structured in a manner the Company believes closely aligns our interests with those of our stockholders. Notable features of this corporate governance include:

•our audit, compensation and nominating and corporate governance committees consist entirely of independent directors, and our independent directors meet regularly in executive session without the presence of our corporate officers or non-independent directors;

•at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•we have implemented a range of other corporate governance best practices, including hosting regular meetings between Audit Committee members and financial and accounting management.

Board Leadership

Mr. Flores serves as the Chairman of our board of directors (the “Chairman”) and the Chief Executive Officer (“CEO”) of the Company and we do not currently have a lead independent director. Our board of directors believes that it is in the best interests of the Company to retain flexibility in determining whether to separate or combine the roles of Chairman and CEO based on our circumstances and believes that our current leadership structure is appropriate at the present time. Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide independent oversight of senior management, a highly engaged board of directors, and the right balance between (i) effective independent oversight of the Company’s business and (ii) consistent corporate leadership. The board of directors maintains a majority of independent directors who provide oversight of the CEO’s performance and functioning. Our independent directors meet regularly in executive session without the presence of our corporate officers or non-independent directors, Mr. Dillard presides at such sessions. Our Compensation Committee annually reviews the CEO’s performance and, together with the Nominating and Corporate Governance Committee, makes recommendations to the board of directors regarding CEO succession planning. The Nominating and Corporate Governance Committee makes recommendations to the board of directors regarding appropriate board organization and structure and oversees an annual evaluation of the effectiveness of our board of directors and its committees. The board of directors believes that Mr. Flores’ knowledge of the daily operations of and familiarity with the Company and industry put him in the best position to provide leadership to the board of directors on setting the agenda, emerging issues facing the Company and the upstream oil and gas industry, and strategic opportunities. Additionally, Mr. Flores’ substantial equity stake in the Company creates a strong alignment of interests with the other stockholders. Mr. Flores’ combined roles also ensure that a unified message is conveyed to stockholders, employees, and business partners.

Role of the Board of Directors in Risk Oversight

As part of our board of directors’ meetings, our board of directors assesses on an ongoing basis the risks faced by the Company in executing its business plans and strategies to mitigate such risks. These risks include financial, technological, cybersecurity, competitive and operational exposures. The Audit Committee plays an important role in the oversight of the Company’s policies with respect to financial risk assessment and risk management, as well as assessing the Company’s major financial risk exposures. The role of our board of directors in risk oversight at the Company is consistent with the Company’s leadership structure, with the CEO and other members of senior management having responsibility for assessing and managing the Company’s risk exposures, and our board and its committees providing oversight in connection with those efforts and attempts to mitigate identified risks.

Board Meetings and Committees

We have an active and engaged board of directors that is committed to fulfilling its fiduciary duty to act in good faith in the best interests of the Company and all of our stockholders. During our fiscal year ended December 31, 2024, our board of directors held 7 meetings, our Audit Committee held 5 meetings, our Compensation Committee held 2 meetings and our other Nominating and Corporate Governance Committee did not hold any meetings. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2024. We encourage our directors and nominees for director to attend our annual meeting of stockholders.

The composition and responsibilities of each of the standing committees of our board of directors are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues.

Audit Committee

Our Audit Committee is responsible for, among other things:

•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;
•reviewing, with our independent registered public accounting firm, the scope and results of their audit;
•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;
•overseeing our financial and accounting controls and compliance with legal and regulatory requirements;
•reviewing our policies on risk assessment and risk management;
•reviewing related person transactions; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Sable’s Audit Committee consists of Messrs. Dillard, Pipkin and Sarofim with Mr. Sarofim serving as chair. Rule 10A-3 of the Exchange Act and the NYSE rules require that Sable’s Audit Committee be composed entirely of independent members. The board of directors has affirmatively determined that Messrs. Dillard, Pipkin and Sarofim each meet the definition of “independent director” for purposes of serving on the audit committee under Rule 10A-3 of the Exchange Act and the NYSE rules. Each member of Sable’s Audit Committee also meets the financial literacy requirements of NYSE listing standards. In addition, the board of directors has determined that Mr. Sarofim will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is responsible for, among other things:

•identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors as set forth in our corporate governance guidelines;
•annually reviewing our committee structure and recommending to our board the directors to serve as members of each committee; and
•developing and recommending to our board of directors a set of corporate governance guidelines.

Sable’s Nominating and Corporate Governance Committee consists of Messrs. Dillard, Pipkin and Sarofim, with Mr. Dillard serving as chair. Messrs. Dillard, Pipkin and Sarofim each qualify as “independent directors” under the

NYSE rules. The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website.

Compensation Committee

Our Compensation Committee is responsible for, among other things:
•reviewing and approving, or recommending that the board of directors approve, the compensation of our Chief Executive Officer and other executive officers;
•making recommendations to our board of directors regarding the compensation of our directors; and
•reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Sable’s Compensation Committee consists of Messrs. Dillard, Pipkin and Sarofim, with Mr. Pipkin serving as chair. Messrs. Dillard, Pipkin and Sarofim each qualify as “independent directors” under the NYSE rules.

Pursuant to the Compensation Committee’s charter, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee of the Compensation Committee. In making decisions about executive compensation, the Compensation Committee considers input from the Chief Executive Officer.

The board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website.

Policies Governing Director Nominations

Director Qualifications

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Process for Identifying and Evaluating Director Nominees

The Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders. The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in substantially the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any such recommendation should be submitted to the Corporate Secretary in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws.

Compensation Committee Interlocks and Insider Participation

The members of Sable’s Compensation Committee are Messrs. Dillard, Pipkin and Sarofim. None of these individuals is or has been an officer or employee of the Company or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on our Compensation Committee.

None of our executive officers serves on the board of directors or as a member of the compensation committee of another entity at which a member of our Compensation Committee serves as an executive officer. Additionally, none of our executive officers serves on the compensation committee of another entity at which a member of our Board serves as an executive officer.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with our board of directors, or to specific individual directors of the board of directors, including the Chairman, chairperson of the Audit Committee, Compensation Committee or Nominating and Corporate Governance Committees, or to the independent directors as a group, by addressing such communications to the Corporate Secretary, and delivering electronically at board@sableoffshore.com. The Corporate Secretary will forward such communications upon receipt as appropriate.

Hedging and Pledging Policy

Pursuant to the Company’s Insider Trading Policy (the “Insider Trading Policy”), all directors, officers and designated employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from entering into short sales, transactions in publicly-traded options (other than transactions in warrants to purchase Company Common Stock), hedging, monetization transactions or similar arrangements with respect to Company securities. In addition, such persons are prohibited from pledging Company securities as collateral for a loan, unless pre-cleared by the General Counsel of the Company. Securities held in a margin account may be sold by the broker without the customer's consent if the customer fails to meet a margin call and securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan.

Corporate Governance Guidelines

To further our commitment to sound governance, our board of directors has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the board of directors’ review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding board of director and committee composition, selection and performance evaluations; board of director meetings; director expectations; and management succession planning, including for the CEO. The Corporate Governance Guidelines are available on the Investor Relations page of the Company’s website at https://sableoffshore.com/governance.

Code of Business Conduct and Ethics

The board of directors has adopted a code of business conduct and ethics that applies to all of Sable’s directors, officers and employees, including Sable’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, as well as Sable’s contractors, consultants and agents. The full text of Sable’s code of business conduct and ethics has been posted on the investor relations page on Sable’s website at https://sableoffshore.com/governance. Sable will disclose any amendments to Sable’s code of business conduct and ethics, or waivers of its requirements, applicable to Sable’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Sable’s website identified above, or in filings under the Exchange Act.

PROPOSAL ONE:
ELECTION OF DIRECTOR

Our business affairs are managed under the direction of our board of directors, which is currently composed of four members. All of our directors, other than James C. Flores, our Chairman and Chief Executive Officer, are independent within the meaning of the listing standards of the NYSE. Our board of directors is divided into three classes of directors each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the class whose term is then expiring.

Our board of directors currently consists of:

•the Class I director, Michael Dillard, whose term will expire at the Annual Meeting;

•the Class II director, Gregory Pipkin, whose term will expire at the 2026 annual meeting of stockholders; and

•the Class III directors, James C. Flores and Christoper Sarofim, whose terms will expire at 2027 annual meeting of stockholders.

At the recommendation of our Nominating and Corporate Governance Committee, Michael Dillard has been nominated to serve as Class I director and has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that Michael Dillard will be unable to serve. If elected at the Annual Meeting, Michael Dillard will serve until the 2028 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation, or removal.

Set forth below is biographical information for the one Class I director nominee. For additional information about this nominee, see the section titled “Information Regarding the Board of Directors and Corporate Governance.”

Nominee for Director

Michael Dillard, 66, has served on our board of directors since February 2024. Prior to that, he served as a director of Flame from March 2021 to February 2024. He was a partner with the law firm of Latham & Watkins LLP from January 2010 until January 2021. He was a founding partner of the Houston, Texas office of Latham & Watkins LLP, serving as the Houston Office Managing Partner from January 2010 through March 2015. Mr. Dillard was Global Practice Group Chair of Mergers and Acquisitions for Latham & Watkins LLP from March 2018 until January 2021. Mr. Dillard has been involved in M&A transactions valued in excess of $250 billion. Mr. Dillard received a B.A. degree in Mathematics from Southern Methodist University in 1979 (summa cum laude) and a Juris Doctor degree from Southern Methodist University Dedman School of Law in 1982 (cum laude). We believe Mr. Dillard is qualified to serve on our board of directors due to his extensive experience in mergers and acquisitions, financing transactions and corporate governance and related matters.

Vote Required

Directors are elected by a plurality of the votes cast on the election of directors. Accordingly, the nominee receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named above. If Michael Dillard becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for Michael Dillard may instead be voted for the election of a substitute nominee proposed by our board of directors, or our board of directors may choose to reduce its size. A “WITHHOLD” vote or a broker non-vote will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS I DIRECTOR NOMINEE NAMED ABOVE.

PROPOSAL TWO:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed the independent registered public accounting firm of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2025. We are not required under SEC regulations to submit this proposal. However, the board of directors believes it is appropriate and a good corporate governance practice to do so.

Ratification of Appointment of Ham, Langston & Brezina, L.L.P.

The ratification of the selection of Ham, Langston & Brezina, L.L.P. as our independent registered public accounting firm for the year ending December 31, 2025 will be approved if a majority of the shares present or represented at the Annual Meeting and entitled to vote on the proposal are cast “FOR” the proposal. Unless instructions to the contrary are given, all properly delivered proxies will be voted “FOR” ratification.

If the appointment is not ratified by the stockholders, the Audit Committee will consider the appointment of a different independent registered public accounting firm.

Representatives of Ham, Langston & Brezina, L.L.P. are expected to be present during the virtual Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by Ham, Langston & Brezina, L.L.P. for the periods set forth below:

	Fiscal Year Ended December 31,
	2024	2023
	(in thousands)
Audit Fees[1]	$304	$162
Audit Related Fees	—	—
Tax Fees[2]	—	—
All Other Fees	—	—
Total Fees	$304	$162
(1)    Audit fees for the fiscal year ended December 31, 2024 consisted of professional services rendered for the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; review of Form S-1s, comfort letters, consents, and assistance with and review of other documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Audit fees for the fiscal year ended December 31, 2023 consisted of professional services rendered for the audit of the annual carve out combined financial statements of the SYU Assets, and the review of the quarterly combined condensed financial statements of the SYU Assets.
(2)    Tax fees consist of the fees for professional services rendered in connection with tax compliance and tax advisory services.

Pre-Approval Policies and Procedures

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. In addition, and pursuant to its charter and the Company Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the audit services to be provided by Ham, Langston & Brezina, L.L.P. and also reviews and pre-approves the engagement of Ham, Langston & Brezina, L.L.P. for the provision of other services during the year (if any) including audit-related, tax and other permissible non-audit services.

Changes in Independent Registered Public Accounting Firm

As previously disclosed in the Current Report on Form 8-K filed with the SEC on February 14, 2024 (the “February 14th Form 8-K”), on February 14, 2024 the Audit Committee dismissed Marcum LLP (“Marcum”), Flame’s independent registered public accounting firm prior to the consummation of the mergers and related transactions contemplated by the Agreement and Plan of Merger, dated November 2, 2022 (as amended, the “Merger Agreement”), by and among Flame, Sable Offshore Holdings LLC (“Holdco”) and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (the “Business Combination”), as the Company’s independent registered public accounting firm effective immediately following the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2023, which included audited financial statements for the year ended December 31, 2023, consisting only of the accounts of the pre-Business Combination special purpose acquisition company, Flame. Marcum was informed that it would be replaced by Ham, Langston & Brezina, L.L.P. as the Company’s independent registered public accounting firm effective as of February 14, 2024.

The report of Marcum on Flame’s, the Company’s legal predecessor, financial statements as of and for the years ended December 31, 2022 and December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except for an explanatory paragraph in such report regarding the substantial doubt about Flame’s ability to continue as a going concern.

During the years ended December 31, 2023, 2022 and 2021, there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreements in its reports on Flame’s financial statements for such period.

During the years ended December 31, 2023, 2022 and 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that, for the three months ended September 30, 2023, based upon an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer of Flame concluded that Flame’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective due to its accounting for complex financial instruments. Based on the foregoing, it was determined that Flame had a material weakness as of December 31, 2023 relating to its internal controls over financial reporting. As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2024. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2024, our disclosure controls and procedures (as defined in Rules 13a-15 (e) and 15d-15 (e) under the Exchange Act) were effective as of March 31, 2024.

The Company provided Marcum with a copy of the foregoing disclosures made by the Company and requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above and, if not, stating the respects in which it does not agree. A letter from Marcum is attached as Exhibit 16.1 to the February 14th Form 8-K.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF HAM, LANGSTON & BREZINA L.L.P. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our board of directors currently consists of the directors whose names appear below. Each member of the Audit Committee is “independent” and meets the financial literacy requirements of NYSE’s listing standards. The Audit Committee is responsible for appointing, retaining and terminating our independent registered public accounting firm and also performs the specific functions set forth in its charter, which is available on our website.

The Audit Committee has reviewed and discussed with Sable’s management and Ham, Langston & Brezina, L.L.P., Sable’s independent registered public accounting firm, the audited financial statements of Sable for the fiscal year ended December 31, 2024. The Audit Committee has also reviewed and discussed with Ham, Langston & Brezina, L.L.P., Sable’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received and reviewed the written disclosures and the letter from Ham, Langston & Brezina, L.L.P. required by applicable requirements of the PCAOB regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ham, Langston & Brezina, L.L.P. such independent public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our board of directors that the audited financial statements be included in Sable’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and filed with the SEC.

Members of the Audit Committee
Christoper Sarofim, Chair
Michael Dillard
Gregory Pipkin

The material in this report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Sable under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of April 14, 2025, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of our board of directors, (3) each of our named executive officers and (4) all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of April 14, 2025. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. As of April 14, 2025, 89,338,358 shares of Common Stock were outstanding.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned shares of Common Stock.

Name of Beneficial Owners[1]	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Pilgrim Global ICAV(2)	10,244,375	10.4%
FMR LLC(3)	9,025,717	9.2%
Directors and Named Executive Officers:
James C. Flores(4)	17,670,120	18.0%
Gregory D. Patrinely(5)	1,056,042	1.1%
Michael E. Dillard(6)	500,000	*
Gregory P. Pipkin(7)	170,540	*
Christopher B. Sarofim(8)	9,977,153	10.1%
J. Caldwell Flores(9)	1,438,042	1.5%
Doss R. Bourgeois(10)	650,000	*
Anthony C. Duenner(11)	1,021,666	1.0%
*    Less than one percent.
(1)    Unless otherwise indicated, the business address of each of the individuals is Sable Offshore Corp., 845 Texas Avenue, Suite 2920, Houston, Texas 77002.
(2)    Based solely on information contained in a Schedule 13G/A filed on November 14, 2024. May be deemed to be beneficially owned by Pilgrim Global Advisors LLC, the investment adviser to Pilgrim Global ICAV. Darren Maupin is the majority owner of Pilgrim Global Advisors LLC. The principal business address of Pilgrim Global ICAV is 33 Sir John Rogerson’s Quay, Dublin 2, Ireland.
(3)    Based solely on information contained in a Schedule 13G/A filed on February 12, 2025. May be deemed to be beneficially owned by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is the Director, Chair and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(4)    Consists of (i) 7,963,750 shares of Common Stock, (ii) 6,481,370 warrants to acquire Common Stock that are exercisable, (iii) 2,500,000 shares of Common Stock held of record by Flores Family Limited Partnership #2 (iv) 125,000 shares of Common Stock held of record by various family limited partnerships and (v) 600,000 shares of Common Stock held of record by Sable Aviation, LLC (“Sable Aviation”). Mr. Flores is the general partner of Flores Family Limited Partnership #2. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by Flores Family Limited Partnership #2. Sable Aviation is an entity controlled by Mr. Flores. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by Sable Aviation, LLC.
(5)    Consists of (i) 71,875 shares of Common Stock, (ii) 650,000 shares of Common Stock issued as restricted stock and (iii) 334,167 warrants to acquire Common Stock that are exercisable.
(6)    Consists of (i) 369,722 shares of Common Stock, (ii) 52,778 shares of Common Stock issued as restricted stock and (iii) 77,500 warrants to acquire Common Stock that are exercisable.
(7)    Consists of (i) 40,262 shares of Common Stock, (ii) 52,778 shares of Common Stock issued as restricted stock and (iii) 77,500 warrants to acquire Common Stock that are exercisable.

(8)    Consists of (i) 846,875 shares of Common Stock held of record by Mr. Sarofim, (ii) 52,778 shares of Common Stock issued as restricted stock, (iii) 77,500 warrants to acquire Common Stock that are exercisable, (iv) 3,000,000 shares of Common Stock held of record by Victorious Angel Group LTD, (v) 3,000,000 shares of Common Stock held of record by Christopher B. Sarofim 2017 Gift Trust and (vi) 3,000,000 shares of Common Stock held of record by Fayez Sarofim & Co. Mr. Sarofim is the managing member of Victorious Angel Group LTD. As such, Mr. Sarofim may be deemed to share beneficial ownership of the shares of Common Stock held of record by Victorious Angel Group LTD. Sarofim Trust Co. is the trustee of Christopher B. Sarofim 2017 Gift Trust. Mr. Sarofim is the trustee of Sarofim Trust Co. As such, Mr. Sarofim may be deemed to share beneficial ownership of the shares of Common Stock held of record by Christopher B. Sarofim 2017 Gift Trust. Mr. Sarofim is the direct, majority member of Fayez Sarofim & Co. and as a result may be deemed to share beneficial ownership of the securities held by Fayez Sarofim & Co.
(9)    Consists of (i) 71,875 shares of Common Stock held of record by Mr. Flores, (ii) 650,000 shares of Common Stock issued as restricted stock and (iii) 417,000 shares of Common Stock held of record by JCF Capital, LLC. and (iv) 299,167 warrants to acquire Common Stock that are exercisable. Mr. Flores is the managing member of JCF Capital, LLC. As such, Mr. Flores may be deemed to share beneficial ownership of the shares of Common Stock held of record by JCF Capital, LLC.
(10)    Consists of 650,000 shares of Common Stock issued as restricted stock.
(11)     Consists of (i) 100,000 shares Common Stock, (ii) 650,000 shares of Common Stock issued as restricted stock and (iii) 50,000 shares of Common Stock held by various family trusts and (iii) 221,666 warrants to acquire Common Stock that are exercisable. Mr. Duenner is the trustee of the family trusts. As such, Mr. Duenner may be deemed to share beneficial ownership of the shares of Common Stock held by the family trusts.

EXECUTIVE OFFICERS

The following table sets forth information for our executive officers as of April 14, 2025:

Name	Age	Title
James C. Flores	65	Chairman and Chief Executive Officer
J. Caldwell Flores	32	President
Gregory D. Patrinely	39	Executive Vice President and Chief Financial Officer
Doss R. Bourgeois	67	Executive Vice President and Chief Operating Officer
Anthony C. Duenner	65	Executive Vice President, General Counsel and Secretary

Biographical information for James C. Flores is included above with the director biographies in the section titled “Information Regarding the Board of Directors and Corporate Governance” above.

J. Caldwell Flores, 32, has been our President since February 2024. Prior to that, Mr. Flores served as Flame’s President from March 2023 to February 2024. Previously, he served as Flame’s Vice President from March 1, 2021 to March 3, 2023. Mr. Flores has also served as President of Sable Offshore Corp. since September 2021 and as President of Sable Minerals, Inc., a Houston-based private oil and gas company, overseeing the daily operations and administration, as well as providing investment analysis for the firm since January 2015. Prior to assuming the role of President of Sable Minerals, Inc., Mr. Flores was a Senior Associate for Sable Permian Resources, LLC, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities from February 2018 until February 2021. Prior to that time, Mr. Flores served as Operations Manager for Sable Minerals, Inc. from 2015 through 2017. Mr. Flores attended the University of Houston where he graduated with a Bachelor of Science in Business Administration. Mr. Flores is the son of James C. Flores, who is the Chairman and Chief Executive Officer of Sable.

Gregory D. Patrinely, 39, has been our Executive Vice President and Chief Financial Officer since February 2024. Prior to that, Mr. Patrinely served as Flame’s Chief Financial Officer from its inception to February 2024. Since March 3, 2023, he has also served as Flame’s Executive Vice President. From its inception to March 3, 2023, he also served as Flame’s Secretary. From June 2018 until February 2021, Mr. Patrinely served as Executive Vice President and Chief Financial Officer of Sable Permian Resources, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Sable Permian Resources filed a voluntary petition for bankruptcy on June 25, 2020 and emerged from bankruptcy on February 1, 2021.

Mr. Patrinely previously served as Treasurer for Sable Permian Resources, from May 2017 to June 2018, where he oversaw the financial analysis and execution of refinancing, restructuring and acquisition efforts. Prior to Sable Permian Resources, Mr. Patrinely was a Manager in the Acquisitions & Divestments Group of Freeport-McMoRan Oil & Gas, a wholly owned subsidiary of Freeport-McMoRan Inc., from May 2013 to April 2017, following the company’s merger with Plains Exploration and Production Company (“PXP”). Mr. Patrinely served in the same capacity with PXP from October 2010 to May 2013. During his tenure at FMOG and PXP, Mr. Patrinely managed the execution of financings, mergers, acquisitions and divestments. Prior to his service with PXP, Mr. Patrinely worked in the Energy Investment Banking group at Madison Williams from July 2008 to August 2010. Mr. Patrinely holds a B.S. degree in Economics with Financial Applications and a B.A. degree in English, with Honors, from Southern Methodist University.

Doss R. Bourgeois, 67, has been our Executive Vice President and Chief Operating Officer since February 2024. Prior to that, Mr. Bourgeois served as Flame’s Executive Vice President and Chief Operating Officer from March 3, 2023 to February 2024. He has also served as Executive Vice President and Chief Operating Officer of Sable Offshore Corp. since September 2021. He served as Executive Vice President of Sable Permian Resources, LLC from May 2017 until February 2021. Mr. Bourgeois served as President and Chief Operating Officer of Freeport-McMoRan Oil & Gas (“FM O&G”) from July 2015 until April 2016. Mr. Bourgeois served as Executive Vice President, Exploration and Production of FM O&G from June 2013 until July 2015. He previously served as Executive Vice President, Exploration and Production of FM O&G’s predecessor, Plains Exploration & Production Company (“PXP”) from June 2006 until PXP merged into Freeport-McMoRan Copper & Gold in May 2013. Mr.

Bourgeois also served as PXP’s Vice President of Development from April 2006 to June 2006 and as PXP’s Vice President—Eastern Development Unit from May 2003 to April 2006. Prior to that time, Mr. Bourgeois was Vice President at Ocean Energy, Inc. from August 1993 to May 2003. He also served in various production engineering and drilling engineering roles for Consolidated Natural Gas Producing Company from August 1983 to August 1993 and for Mobil Oil Company from December 1980 to August 1983. Mr. Bourgeois is a graduate of Louisiana State University with a Bachelor of Science degree in Petroleum Engineering.

Anthony C. Duenner, 65, has been our Executive Vice President, General Counsel and Secretary since February 2024. Prior to that, he served as Flame’s Executive Vice President, General Counsel and Secretary from March 3, 2023 to February 2024. Previously, he served as Flame’s Vice President from March 1, 2021 to March 3, 2023. Mr. Duenner has also served as Executive Vice President, General Counsel & Secretary of Sable Offshore Corp. since September 2021. Mr. Duenner has over 35 years of diverse legal and commercial energy experience. From May 2017 until February 2021, Mr. Duenner served as Vice President, Corporate Development of Sable Permian Resources, LLC, which engaged in the acquisition, consolidation and optimization of oil and gas upstream opportunities. Prior to Sable Permian Resources, LLC, from June 2013 to April 2017, Mr. Duenner was Vice President—International & New Ventures for Freeport-McMoRan Oil & Gas (“FM O&G”), a wholly owned subsidiary of Freeport-McMoRan Inc., where he had responsibility for the company’s international commercial activities as well as new ventures and partnerships. He previously served as Vice President – International & New Ventures of FM O&G’s predecessor, Plains Exploration & Production Company (“PXP”) from May 2005 until PXP merged into Freeport-McMoRan Copper & Gold in May 2013.

While with PXP, Mr. Duenner also served as the company’s Assistant General Counsel from May 2005 until November 2007. Prior to that time, Mr. Duenner was Vice President, Corporate Development for integrated energy company Entergy Corp., where he led corporate development activities for Entergy and its subsidiaries from 2004 to 2005. Prior to Entergy, from 1998 to 2004, Mr. Duenner served in various project development and wholesale origination functions within Enron International and its successor Prisma Energy International. Previously, Mr. Duenner was in the private practice of law with Bracewell LLP in Houston (Partner from 1994 to 1997 and Associate from 1988 to 1994) and with Morgan Lewis in Washington, D.C. (Associate from 1986 to 1988). Mr. Duenner attended the University of Oklahoma and received a Bachelor of Science in Finance and a Juris Doctor degree from the University of Tulsa.

EXECUTIVE COMPENSATION

2024 Summary Compensation Table

The following table sets forth information regarding compensation of our named executive officers for the years ended December 31, 2024 and 2023.

Name	Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All other compensation ($)(4)	Total ($)
James C. Flores	Chairman and Chief Executive Officer	2024	$1,121,540	$—	$—	$585,473	$1,707,013
		2023	$—	$—	$—	$—	$—
J. Caldwell Flores	President	2024	$664,615	$750,000	$7,865,000	$23,000	$9,302,615
		2023	$—	$—	$—	$—	$—
Gregory D. Patrinely	Executive Vice President and Chief Financial Officer	2024	$664,615	$750,000	$7,865,000	$23,000	$9,302,615
		2023	$—	$—	$—	$—	$—
Doss R. Bourgeois	Executive Vice President and Chief Operating Officer	2024	$664,615	$750,000	$7,865,000	$30,500	$9,310,115
		2023	$—	$—	$—	$—	$—
Anthony C. Duenner	Executive Vice President, General Counsel and Secretary	2024	$664,615	$750,000	$7,865,000	$30,500	$9,310,115
		2023	$—	$—	$—	$—	$—
(1)    Amount reflects pro-rated annual salaries, which began February 14, 2024, following the closing of the Business Combination.
(2)    Amount reflects a cash payment of $750,000 paid after the date on which the Business Combination was consummated to each named executive officer, other than James C. Flores, as compensation for previously uncompensated services provided to Sable before the closing of the Business Combination.
(3)    Amount reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.
(4)    The amounts in this column consist of Sable’s matching contributions to its 401(k) plan and the value of certain other benefits received by the named executive officer, including personal use of the Company aircraft. The Company owns and operates an airplane, and uses aircraft subscription agreements, to facilitate business travel of employees in as safe a manner as possible and with the best use of time. Our Chief Executive Officer is permitted certain flight benefits for personal reasons in accordance with Company policy. The Chief Executive Officer receives and pays income taxes on imputed income at the Standard Industry Fare Level, which is the value ascribed for such travel for federal income tax purposes, for all personal use of Company airplanes that is not reimbursed. The dollar value included in the table above represents the incremental cost to the Company for such use. The incremental cost to the Company for such use was calculated as follows: certain expenses due to maintenance; expenses for fuel; crew travel expenses; parking, ramp and landing fees; airport taxes and similar fees directly related to the flight; and in-flight food and beverage. We do not include fixed costs that do not change based on usage, such as management fees, standard annual maintenance, the purchase cost of the aircraft and hangar fees. Other compensation for Mr. James C. Flores includes aircraft usage of $554,973, which represents the incremental cost to Sable for the Chief Executive Officer's flight benefits, and $30,500 for matching 401(k) contributions. No other named executive officer has incurred personal aircraft usage.

Narrative to the 2024 Summary Compensation Table

Named Executive Officer Employment Agreements

On November 2, 2022, Sable entered into employment agreements (each, a “Sable Employment Agreement” and collectively, the “Sable Employment Agreements”) with each of James C. Flores, Gregory D. Patrinely, Doss R. Bourgeois, Anthony C. Duenner, and J. Caldwell Flores. Each Sable Employment Agreement was effective as of the consummation of the Business Combination and therefore was assumed by Sable in the Business Combination. The Sable Employment Agreements provide for at-will employment and generally include the named executive officer’s initial base salary, annual target bonus, standard benefit plan eligibility, severance, and other terms and conditions of employment with Sable. Each of the Sable Employment Agreements provide for a three-year initial term with automatic one-year renewals on each anniversary of the effective date of such Sable Employment Agreement.

The base salary payable to the named executive officers is intended to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role and responsibilities. The base salaries are $1,300,000 for James C. Flores and $800,000 for each of the other executive officers. All base salaries are subject to periodic review by Sable’s Compensation Committee.

Each Sable Employment Agreement provides for eligibility to participate in Sable’s annual bonus plan once the SYU Assets begin production, along with the Sable Offshore Corp. 2023 Incentive Award Plan (the “2023 Plan”), and Sable’s employee benefit plans. The annual incentive bonus target is 150% of the base salary for each executive officer. During the period ended March 31, 2024 each executive officer, other than James C. Flores, received a cash payment equal to $750,000 as compensation for previously uncompensated services provided to Sable before the consummation of the Business Combination (the “Closing”).

The Sable Employment Agreements also provide for severance payments in the event of certain terminations of employment. In the event that a named executive officer is terminated for “cause” or resigns without “good reason”, then such named executive officer shall be entitled to any unpaid base salary through the date of termination, reimbursement for any unreimbursed business expenses incurred through the date of termination, any accrued but unused vacation time in accordance with the Company’s policy, any earned but unpaid annual bonus, incentive, or other cash bonuses for any prior period that remain unpaid, and all accrued benefits (e.g., benefits plans, and earned and vested equity awards, in each case in accordance with their terms) (collectively, the “accrued benefits”). Additionally, if a named executive officer other than James C. Flores is terminated without cause, resigns for good reason (which includes James C. Flores ceasing to serve as Chief Executive Officer of Sable or any successor company) or is terminated due to non-renewal of his employment agreement by Sable, in each case before a “change in control” or more than two years after a change in control, then such named executive officer shall be entitled to the accrued benefits.

If James C. Flores is terminated without cause, resigns for good reason (including any resignation following a change in control) or retires after reaching age 73, he shall be entitled to, among other benefits, the accrued benefits and cash severance equal to two times (three times in the case of a termination in connection with a change in control) the sum of his base salary and his three-year average annual bonus with such amounts grossed up for excise taxes under Section 4999 of the Code, if applicable. In addition, James C. Flores shall be entitled to acceleration of all outstanding Sable equity incentive awards then held and all performance goals shall be deemed achieved at maximum levels and 36 months of company-paid healthcare benefits. If any other named executive officer is terminated without cause or resigns for good reason in connection with a change in control, he shall be entitled to the accrued benefits along with cash severance equal to three times the sum of his base salary and his three-year average annual bonus.

For purposes of James C. Flores’ employment agreement, “Cause” means any of the following: (A) failure to perform reasonably assigned duties with Company, (B) engaging in conduct which is demonstrably and materially injurious to Company and its subsidiaries taken as a whole, (C) having been convicted of, or entered a plea of nolo contendere to burglary, larceny, murder or arson or a crime involving deceit, fraud, perjury or embezzlement, each of which are subject to a notice and cure period, or (D) failure to notify Company of any actual or apparent conflict of interest relating to his management of personal investments.

For purposes of each of the other Sable Employment Agreements, “Cause” means any of the following: (A) embezzlement or theft by the named executive officer from Company or one of its subsidiaries, or the named executive officer’s conviction of, or plea of guilty or nolo contendere to (i) any felony or (ii) another crime involving dishonesty or moral turpitude or that could reflect negatively upon Company or one of its subsidiaries or otherwise impair or impede its or their operations; (B) any act or omission by the named executive officer that is a material breach of the named executive officer’s obligations under the Sable Employment Agreement or other agreement with Company: (C) the named executive officer’s failure to substantially or satisfactorily perform his duties for Company or one of its subsidiaries (other than as a result of incapacity due to physical or mental illness) which failure has not been cured, as reasonably determined by Company, by the named executive officer after being provided written notice and the opportunity to cure; (D) the named executive officer’s material breach of a written policy of the Company or one of its subsidiaries; or (E) conduct by the named executive officer that is materially injurious to Company or one of its subsidiaries, monetarily or otherwise, including, without limitation, Employee’s engaging in dishonesty, violence or threat of violence.

For purposes of James C. Flores’ employment agreement, “Good Reason” means any of the following without James C. Flores’ written consent (except for item (vii)):

i.the assignment by the board of directors of any duties that materially adversely alter the nature or status of James C. Flores’ office, title, responsibilities, including reporting responsibilities, from those in effect immediately prior to such assignment;
ii.the failure by Company to continue in effect any compensation plan in which James C. Flores participates that is material to his total compensation unless an equitable arrangement has been made, or the failure by Company to continue his participation on a basis not materially less favorable to James C. Flores, unless any such failure to continue in effect any compensation plan or participation relates to a discontinuance of such plans or participation on a management-wide or Company-wide basis;
iii.the taking of any action by Company which would directly or indirectly materially reduce or deprive James C. Flores of any material pension, welfare or fringe benefit, unless such action relates to a discontinuance of benefits on a management-wide or Company-wide basis;
iv.the relocation of Company’s principal executive offices outside the greater Houston, Texas metropolitan area, or Company’s requiring James C. Flores to relocate anywhere other than the location of Company’s principal executive offices, except for required travel on Company’s business to an extent substantially consistent with James C. Flores’ obligations under his employment agreement;
v.the failure to nominate James C. Flores as a director of Company or to use best efforts to cause James C. Flores to be elected or appointed, or re-elected or reappointed, as a director of Company or to use reasonable best efforts to appoint James C. Flores a member of each committee of the board of directors other than the Compensation Committee, the Audit Committee or the Nominating and Corporate Governance Committee;
vi.the material breach by Company of a material provision of the employment agreement; or
vii.James C. Flores’ termination of his employment with Company or any successor who has assumed the employment agreement following a Change in Control.

For purposes of each of the other Sable Employment Agreements, “Good Reason” means any of the following without the named executive officer’s consent:

i.A material and adverse change in Employee’s title, responsibilities, or reporting relationship(s);
ii. James C. Flores ceasing to serve as Chief Executive Officer of Company (or any successor to Company);
iii.A material reduction in the named executive officer’s base salary;
iv.The relocation of Company’s principal executive offices outside the greater Houston, Texas metropolitan area, or Company’s requiring the named executive officer to relocate anywhere other than the location of Company’s principal executive offices, except for required travel on Company’s business to an extent substantially consistent with the named executive officer’s obligations under the Sable Employment Agreement; or
v.A material breach by Company of a material provision of the Sable Employment Agreement.

For purposes of the Sable Employment Agreements, “Change in Control” means the first of the following to occur:

i.An outside third-party acquires 50% or more of the combined voting power of the Company’s then outstanding voting securities or having the ability to elect 50% or more of the members of the board of directors;
ii.The individuals who, as of the date on which the Business Combination was consummated (the “Closing Date”), are members of the board of directors (the “Incumbent Board”), cease for any reason to constitute at least a majority of the board of directors; provided, however, that if either the election of any new director or the nomination for election of any new director by Company’s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; or
iii.The consummation of a merger, consolidation or reorganization involving Company whereby the stockholders of Company, immediately before the transaction no longer, own, directly or indirectly immediately following the transaction, at least 50% of the combined voting power of the outstanding voting securities of the Company;
iv.A complete liquidation or dissolution of Company; or
v.The sale or other disposition of all or substantially all of the assets of Company to any outside third party.

Equity Compensation

The 2023 Plan

The Company has adopted the 2023 Plan in order to facilitate the grant of cash and equity incentives to directors, employees, including named executive officers, and consultants to help attract and retain the services of these individuals. The purpose of the 2023 Plan is to provide a means through which Sable and its affiliates may attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in Sable and provide a means of recognizing their contributions to our success. The board of directors believes that equity awards are necessary for Sable to remain competitive in its industry and are essential to recruiting and retaining highly qualified employees.

Following the Closing, the named executive officers, other than James C. Flores, received an award of 650,000 restricted stock awards covering shares of Common Stock under the 2023 Plan, which will vest on the earlier of (i) the restart of production from the SYU Assets or (ii) three years from February 14, 2024, subject to the named executive officer’s continued service with the Company through the applicable vesting date.

Outstanding Equity Awards at December 31, 2024

The following table sets forth information concerning outstanding Common Stock equity awards held by each named executive officer of the Company as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James C. Flores	—	$—
J. Caldwell Flores	650,000	$7,865,000
Gregory D. Patrinely	650,000	$7,865,000
Doss R. Bourgeois	650,000	$7,865,000
Anthony C. Duenner	650,000	$7,865,000
(1)    Represents an award of restricted stock that will vest on the earlier of (i) the restart of production from the SYU Assets or (ii) three years from February 14, 2024, subject to the name executive officer’s continued service with the Company through the applicable vesting date.

Retirement Plans

Sable currently maintains a 401(k) retirement savings plan for its employees, including its named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, through contributions to the 401(k) plan. Sable believes that providing a vehicle for tax-deferred retirement savings though its 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes its employees, including its named executive officers, in accordance with our compensation policies. Sable matches up to 7% of eligible employee contributions under the 401(k) plan, subject to IRS limits.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. Sable provides perquisites on a case-by-case basis when it believes it is necessary to attract or retain a named executive officer.

Change of Control and Severance Provisions

Other than as described above for the named executive officers pursuant to their employment agreements, the Company is not a party to any agreement or understanding with respect to payments due to any of the named executive officers following a termination or change of control.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

The Company does not have a formal policy on the timing of awards of options in relation to the disclosure of material nonpublic information by the Company. The Compensation Committee does not seek to time equity grants to take advantage of information, either positive or negative, about our company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee, and the exercise price of options is the closing market price of our Common Stock on the date of the grant or, if the grant is made on a weekend or holiday, on the prior business day.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2024.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	10,747,299
Total	—	—	10,747,299

DIRECTOR COMPENSATION

No member of our board of directors received compensation for their services as a director for the fiscal year ended December 31, 2023. On April 19, 2024, pursuant to the Director Compensation Program, each non-employee member of our board of directors were granted an Initial Award of 52,778 restricted shares of Common Stock, which represented the Initial Award of 25,000 restricted shares for each director and each director’s Annual Award for 2024, the additional 27,778 award was granted to each director as recognition for our board of director contribution towards the Closing of the Business Combination. The restricted shares will vest on the first anniversary of the grant date and remain subject to the terms and conditions of the 2023 Plan. We also reimburse our directors for reasonable travel expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which they serve, as well as other corporate events at which our directors’ attendance is requested or required. Directors do not receive any additional compensation.

The board of directors, in its discretion, may revise or replace the compensation policies described above.

Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the fiscal year ended December 31, 2024.

The compensation of James C. Flores as a named executive officer, is set forth above under “Executive Compensation—2024 Summary Compensation Table.” James C. Flores did not receive any additional compensation for his role as a director of the Company in 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Michael Dillard	$—	$578,447	$578,447
Gregory Pipkin	—	578,447	578,447
Christoper Sarofim	—	578,447	578,447
Totals	$—	$1,735,341	$1,735,341
(1)    None of our non-employee directors received cash compensation for services performed in 2024.
(2)    Reflects the aggregate grant date fair value of awards computed in accordance with ASC 718.

RELATED PERSON TRANSACTIONS

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding Common Stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2023, other than transactions that are described under the section “Executive and Director Compensation.”

Related Person Transactions in Connection with the Business Combination

Letter Agreement

Pursuant to the letter agreement dated February 24, 2021, among Flame, Flame Acquisition Sponsor LLC (“Sponsor”), FL Co-Investment, LLC (“FL Co-Investment”), Intrepid Financial Partners, L.L.C. (“Intrepid Financial Partners”) and certain security holders named therein, as amended on March 24, 2023 (the “Letter Agreement”), the Insiders agreed to waive their redemption rights with respect to founder shares and any public securities they acquired during or after the Company’s initial public offering (the “Company IPO”) in connection with the consummation of a Business Combination. No additional consideration was provided in exchange for the Letter Agreement.

First PIPE Investment

In connection with the Business Combination, Holdco and Flame entered into subscription agreements (collectively, the “First PIPE Subscription Agreements”) with certain investors (the “First PIPE Investors”) and, pursuant thereto, Flame issued 44,024,910 shares of Flame’s Class A common stock, par value $0.0001 per share (“Flame Class A common stock”) at a price of $10.00 per share for an aggregate purchase price of $440,249,100 upon the consummation of the Business Combination (the “First PIPE Investments”). The First PIPE Investments were consummated substantially concurrently with the Closing. On February 14, 2024, immediately following the Closing, the Company issued 44,024,910 shares of Common Stock to the First PIPE Investors in accordance with the terms of the First PIPE Subscription Agreements. The shares of Common Stock issued in the First PIPE Investments were offered in a private placement under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the First PIPE Subscription Agreements. The First PIPE Investors include James C. Flores, Flame’s Chairman and Chief Executive Officer, Flores Family Limited Partnership #2, which James C. Flores, Flame’s Chairman and Chief Executive Officer, is the general partner of, JCF Capital, LLC, which is managed by J. Caldwell Flores, Flame’s President, Victorious Angel Group LTD., which is managed by Christopher B. Sarofim, a Director of Flame, Fayez Sarofim & Co., which Christopher B. Sarofim, a Director of Flame, is the direct, majority member of, and Gregory P. Pipkin, a Director of Flame, who subscribed for $7,000,000, $25,000,000, $3,000,000, $30,000,000, $30,000,000 and $1,000,000, respectively, of the First PIPE Investment.

Second PIPE Investment

On September 19, 2024, Sable entered into subscription agreements (collectively, the “Second PIPE Subscription Agreements”) with certain investors (the “Second PIPE Investors”) and, pursuant thereto, issued 7,500,000 shares of Common Stock at a price of $20.00 per share for an aggregate purchase price of $150,000,000 (the “Second PIPE Investments”). The Second PIPE Investments were consummated on September 23, 2024 (the “Second PIPE Closing”). Immediately following the Second PIPE Closing, the Company issued 7,500,000 shares of Common Stock to the Second PIPE Investors in accordance with the terms of the Second PIPE Subscription Agreements. The shares of Common Stock issued in the Second PIPE Investments were offered in a private placement under the Securities Act, pursuant to the Second PIPE Subscription Agreements.

Merger Agreement

In connection with the Closing, James C. Flores received 3,000,000 shares of Flame Class A common stock in consideration of his Holdco Class A shares pursuant to the Merger Agreement.

Registration Rights Agreement

At the Closing, we entered into a registration rights agreement with James C. Flores, our Chairman and Chief Executive Officer (the “Registration Rights Agreement”), pursuant to which Mr. Flores was granted certain registration rights with respect to the shares of Common Stock he received as consideration in the Merger (the “Merger Shares”).

Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement within 30 calendar days after the consummation of the Business Combination registering the resale of the Merger Shares, and was required to use commercially reasonable efforts to have the registration statement declared effective by the SEC by the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notified the Company that it would review the registration statement) following the closing of the Business Combination and (ii) the 10th business day after the date is the Company was notified (orally or in writing, whichever was earlier) by the SEC that the registration statement would not be reviewed or would not be subject to further review. The Company is required to maintain a registration statement that is continuously effective and to cause the registration statement to regain effectiveness in the event that it ceases to be effective. At any time the registration statement is effective, Mr. Flores may request, one time in any 12-month period, to sell all or a portion of his securities that are registrable in an underwritten offering pursuant to the registration statement for a total offering price reasonably expected to exceed, in the aggregate, $25 million. In addition, Mr. Flores has certain “piggyback” registration rights with respect to registrations initiated by the Company and other Sable stockholders. Sable will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Registration Rights Agreement, subject to limited exceptions.

Pursuant to the Registration Rights Agreement, Mr. Flores, subject to limited exceptions, agreed to a lock-up on the Merger Shares, pursuant to which he agreed to not transfer the Merger Shares for a period of three years following the Closing.

Flame Related Person Transactions

Unless otherwise indicated, references in this section to the “Company,” “our,” “us” or “we” refer to Flame Acquisition Corp., or Flame, before the consummation of the Business Combination.

In order to finance transaction costs in connection with a business combination, our initial stockholders, affiliates of our initial stockholders or certain of our directors and officers loaned us funds as required (“Sponsor Loans”). The Sponsor Loans were repaid out of the proceeds of the trust account released at the Closing. Certain of the Sponsor Loans (the “Working Capital Loans”) were converted upon consummation of the Business Combination, initially up to $1,500,000, which was increased to $3,500,000 on March 24, 2023, into warrants of the post-business combination entity at a price of $1.00 per warrant. Such warrants are identical to the warrants issued to the Sponsor and other initial stockholders in a private placement simultaneously with the closing of the Company IPO (the “Private Placement Warrants”). Since inception, we have entered into nine convertible promissory notes under this arrangement with the Sponsor to provide Working Capital Loans. Additionally, certain of the Sponsor Loans (the “Promissory Note Loans”) were repaid upon consummation of the Business Combination, without interest. Since inception, we have entered into four promissory notes under this arrangement with the Sponsor to provide Promissory Note Loans.

On February 6, 2023, we issued an unsecured promissory note to the Sponsor (the “Q1 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $535,000. The Q1 2023 Promissory Note was non-interest bearing and payable upon the completion of our initial business combination. We borrowed $535,000 under the Q1 2023 Promissory Note and repaid the Q1 2023 Promissory Note in full in connection with the Closing of the Business Combination.

On March 29, 2023, we and the Sponsor entered into amendments to each of the Q3 2022 Promissory Note, Q4 2022 Promissory Note and Q1 2023 Promissory Note, pursuant to which loans made under such notes were, at the lender’s discretion, convertible into Warrants of the post-Business Combination entity. On May 12, 2023, the Q1

2023 Promissory Note was amended to clarify that approximately $356,370 of the note proceeds were convertible into Warrants of the post-Business Combination entity at a price of $1.00 per warrant, while the remainder of the note proceeds were non-convertible notes to be used to fund advances to the acquisition target. Such Warrants are identical to the Private Placement Warrants, including as to exercise price, exercisability and exercise period.

On May 12, 2023, we issued an unsecured promissory note to the Sponsor (the “First Q2 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $395,000. The First Q2 2023 Promissory Note was non-interest bearing and payable on the completion of our initial business combination. We borrowed $395,000 under the First Q2 2023 Promissory Note and repaid the First Q2 2023 Promissory Note in full in connection with the Closing of the Business Combination. Also on May 12, 2023, we issued an unsecured promissory note to the Sponsor (the “Second Q2 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $355,000 to pay or advance out-of-pocket expenses of Sable in connection with the Business Combination. The Second Q2 2023 Promissory Note was non-interest bearing and payable on the completion of our initial business combination. We borrowed $355,000 under the Second Q2 2023 Promissory Note and repaid the Second Q2 2023 Promissory Note in full in connection with the Closing of the Business Combination.

On June 22, 2023, we issued an unsecured promissory note to the Sponsor (the “Third Q2 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $100,000 to pay or advance out-of-pocket expenses of Sable in connection with the Business Combination. The Third Q2 2023 Promissory Note was non-interest bearing and payable on the completion of our initial business combination. We borrowed $100,000 under the Third Q2 2023 Promissory Note and repaid the Third Q2 2023 Promissory Note in full in connection with the Closing of the Business Combination. Also on June 22, 2023, we issued an unsecured promissory note to the Sponsor (the “Fourth Q2 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $50,000. The Fourth Q2 2023 Promissory Note was non-interest bearing and payable on the completion of our initial business combination. We borrowed $50,000 under the Fourth Q2 2023 Promissory Note and repaid the Fourth Q2 2023 Promissory Note in full in connection with the Closing of the Business Combination.

On August 30, 2023, we issued an unsecured promissory note to the Sponsor (the “First Q3 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $635,000. The First Q3 2023 Promissory Note was non-interest bearing and payable upon the completion of our initial business combination. We borrowed $635,000 under the First Q3 2023 Promissory Note and repaid the First Q3 2023 Promissory Note in full in connection with the Closing of the Business Combination. Also on August 30, 2023, we issued an unsecured promissory note to the Sponsor (the “Second Q3 2023 Promissory Note”), pursuant to which we could borrow up to an aggregate principal amount of $495,000 to pay or advance out-of-pocket expenses of Sable in connection with the Business Combination. The Second Q3 2023 Promissory Note was non-interest bearing and payable on the completion of our initial business combination. We borrowed $495,000 under the Second Q3 2023 Promissory Note and repaid the Second Q3 2023 Promissory Note in full in connection with the Closing of the Business Combination.

Sable Related Person Transactions

On October 3, 2024, the Company entered into an Agreement of Purchase and Sale (“PSA”) with Sable Aviation, an entity controlled by the Company's Chairman and Chief Executive Officer. Pursuant to the terms of the PSA, the Company purchased transportation assets and related equipment from Sable Aviation in exchange for 600,000 shares of our Common Stock, valued at $15.2 million.

Policies and Procedures for Related Person Transactions

Upon consummation of the Business Combination, Sable adopted a written related person transaction policy. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which Sable is a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. Sable’s policy also provides that a related person means any of

Sable’s executive officers and directors (including director nominees), in each case at any time since the beginning of Sable’s last fiscal year, or holders of more than 5% of any class of Sable’s voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons. The Audit Committee has the primary responsibility for reviewing and approving or disapproving related person transactions. In addition to Sable’s related person transaction policy, Sable’s Audit Committee charter that has been in effect since the consummation of the Business Combination provides that Sable’s Audit Committee shall review and approve or disapprove any related person transactions.

All related person transactions described in this section occurred prior to adoption of the formal, written policy described above, and therefore these transactions were not subject to the approval and review procedures set forth in the policy.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such reports filed during 2024 and related written representations, we determined that no director, executive officer or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis during 2024.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your annual report and proxy statement have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the proxy materials by writing to: 845 Texas Avenue, Suite 2920, Houston, TX 77002, by email to: Ir@sableoffshore.com, or by telephone at: (713) 579-8111.

Fiscal Year 2024 Annual Report and SEC Filings

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K at https://sableoffshore.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is also available without charge by writing to Investor Relations, Sable Offshore Corp., 845 Texas Avenue, Suite 2920, Houston, TX 77002, or by telephone request to (713) 579-6161.

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Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.